                                                   Exhibit 5
                                            Opinion of Tracy L. Rich

                                                                                                      EXHIBIT 5

                                                                                               February 9, 2005

The Phoenix Companies, Inc.
One American Row
Hartford, Connecticut 06102

Ladies and Gentlemen:

         I have acted as counsel for The Phoenix Companies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a
Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933 (the
"Securities Act"), with respect to 13,268,214 shares of common stock, par value $.01 per share (the "Common
Stock"), of the Company, issuable under the Company's Stock Incentive Plan, the Directors Stock Plan, the
Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan, and Restricted Stock Unit grants to
Robert W. Fiondella and Dona D. Young (together, the "Plans").

         In rendering this opinion, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction of such records, documents, certificates and other instruments, including but not limited to: (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Bylaws of the
Company, (iii) the Plans, and (iv) certain minutes of the corporate proceedings of the Board of Directors of the Company. I have also made such investigation of law as in my judgment is necessary or appropriate to enable me to render the opinions expressed below.

         I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to me as copies.

         The opinions set forth below are based on, and limited to, the General Corporation Law of the State of
Delaware, including case law thereunder and the provisions of the constitution of the State of Delaware related thereto, and no opinion is expressed as to the laws of any other jurisdiction.

         Based on and subject to the foregoing, I am of the opinion that the shares of Common Stock, when issued in accordance with the terms of the Plans and as contemplated by the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, I do not hereby admit that I am within the category of persons whose consent is required by
Section 7 of the Securities Act. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written consent.

                                                     Very truly yours,

                                                     /s/ Tracy L. Rich
                                                     Tracy L. Rich
                                                     Executive Vice President and
                                                     General Counsel